RPS Relationship Manager follow-up to proxy mailing

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SUBJECT LINE: REMINDER: T. Rowe Price Target Retirement Funds Shareholder Meeting

EMAIL BODY [to be copied into a new Outlook email message by RM and delivered without edits to their client contact]

[salutation] [client first name],

I wanted to follow up on the e-mail I recently sent to you regarding the upcoming meeting of shareholders in the T. Rowe Price Target Retirement Funds. The proxy statement packet was mailed to you on August 19, 2015. You can quickly and easily vote online or by phone using your plan’s master control number: [RM to insert number]

Online: www.2voteproxy.com/trp

Phone: 1-855-800-9420

 Monday – Friday, 9 a.m. to 6 p.m. eastern time

[plan name] is a significant shareholder in the funds, so please know that your vote is very important and will count. On behalf of T. Rowe Price, I appreciate your taking a few minutes to vote the plan’s shares as soon as possible. It will help the funds achieve quorum at the shareholder meeting scheduled for 8 a.m. on October 20, 2015, and avoid additional expenses to the funds for further shareholder solicitation.

If you have any questions, please do not hesitate to contact me.

Thank you.

[RM signature]

2015-AX-12356